Exhibit 10.1

TERMINATION AND WAIVER AGREEMENT

This Termination and Waiver Agreement (this “Agreement”) is dated as of November 5, 2014, by and among KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), KYTHERA Holdings Ltd., a company incorporated under the laws of Bermuda (“KHL”) (solely for purposes of Article II hereof), and Bayer Consumer Care AG, a company organized under the laws of Switzerland (“Bayer”).

RECITALS

A.                                    The Company and Bayer are party to that certain Registration Rights Agreement, dated March 7, 2014 (the “Registration Rights Agreement”), providing for certain registration rights relating to shares of common stock (the “Shares”) of the Company issued pursuant to that certain Securities Purchase Agreement, dated March 7, 2014, by and among the Company, KHL and Bayer (the “Securities Purchase Agreement”).

B.                                    The Company, KHL and Bayer, as applicable, wish to terminate the Registration Rights Agreement and permanently and irrevocably waive certain provisions of the Securities Purchase Agreement only to the extent expressly set forth in this Agreement.

C.                                    Section 6(f) of the Registration Rights Agreement provides that it may be amended or waived in a written instrument signed by the Company and the holder of a majority of then outstanding Registrable Securities (as defined therein).

D.                                    Section 6.4 of the Securities Purchase Agreement provides that it may be waived, modified, supplemented or amended in a written instrument signed by the Company, KHL and Bayer.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, KHL (solely for purposes of Article II hereof) and Bayer hereby agree as follows:

ARTICLE I.
REGISTRATION RIGHTS AGREEMENT

1.1       Representations.  Bayer hereby represents to the Company that Bayer is the Holder (as defined in the Registration Rights Agreement) of all Registrable Securities (as defined therein) outstanding as of the date of this Agreement.

1.2       Termination.  The Company and Bayer hereby agree to terminate the Registration Rights Agreement in its entirety, and the Registration Rights Agreement is hereby terminated in its entirety, including but not limited to the covenants and rights provided for therein and the provisions that would otherwise survive termination pursuant to Section 6(g) thereof; provided, however, that obligations of the Company in Section 6(e) shall survive until (and including) March 31, 2015.

ARTICLE II.
SECURITIES PURCHASE AGREEMENT

2.1       Waiver and Covenant.  The Company and KHL hereby agree to waive permanently and irrevocably Sections 4.1(d) and 4.1(e) of the Securities Purchase Agreement, and Sections 4.1(d) and 4.1(e) of the Securities Purchase Agreement are hereby permanently and irrevocably waived. Bayer hereby agrees to act in good faith in conducting any sales or other disposition of the Shares in an orderly manner reasonably intended to minimize disruption of the public trading of the Company’s common stock, including but not limited to consulting with the Company (directly and/or through Bayer’s designated broker, Morgan Stanley) with respect to its plan of distribution with respect to the Shares, with such consultation being deemed satisfied by providing the Company (including telephonically if conveyed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company, at least one of whom the Company shall cause to be available reasonably promptly upon request for such a telephone call) with a general description of Bayer’s anticipated sales of the Shares, and the anticipated process with respect thereto, in advance of the initial sale being made, but not repeatedly thereafter so long as such sales are generally reasonably consistent with the process previously described to the Company.

2.2       Legend Removal.  Prior to March 31, 2015, following any sales in compliance with Rule 144 that are referred to Section 2.1 above, Bayer agrees to provide (directly or through Morgan Stanley) a customary Rule 144 representation letter to the Company, in substantially the form previously provided to the Company (the “Representation Letter”). Upon receipt of the completed Representation Letter, and following Rule 144 becoming available for the resale of the Shares at such time at which there remains a requirement for the Company to be in compliance with the current public information required under Rule 144 (the “Current Public Information Requirement”), the Company shall promptly cause its counsel to provide a legal opinion as may reasonably be required by the Company’s transfer agent and shall issue any other necessary instructions to the transfer agent providing for the removal of the legend set forth in Section 4.1(b) of the Securities Purchase Agreement from any legended Shares which have been sold by Bayer, and shall use reasonable efforts to cause its transfer agent to issue any such shares so sold without restrictive legends within not later than three (3) business days following the receipt of the completed Representation Letter by the Company. Following Rule 144 becoming available for the resale of the Shares at such time at which the Current Public Information Requirement no longer applies, the Company confirms that Section 4.1(c) of the Securities Purchase Agreement shall govern any subsequent legend removals, and agrees that upon receipt from Bayer (directly or through Morgan Stanley) of the final completed Representation Letter requesting the removal of all legends, the Company shall promptly cause its counsel to provide a legal opinion as may reasonably be required by the Company’s transfer agent and shall issue any other necessary instructions to the transfer agent providing for the removal of the legend set forth in Section 4.1(b) of the Securities Purchase Agreement from any remaining legended Shares held by Bayer. Thereafter, no further Representation Letters or other notifications of sales shall be required of Bayer.

2.3       Confirmation. Except as expressly provided pursuant hereto, the Securities Purchase Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

ARTICLE III.
MISCELLANEOUS

3.1       Governing Law.  This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

3.2       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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3.3       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ Keith Leonard
Name: Keith Leonard
Title: President and CEO

KYTHERA HOLDINGS LTD.
(solely for purposes of Article II hereof)

By:	/s/ Keith Leonard
Name: Keith Leonard
Title: President and CEO

[Signature Page to Termination and Waiver Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

BAYER CONSUMER CARE AG

By:	/s/ Ernst Coppens
Name: Ernst Coppens
Title: CFO

By:	/s/ Pascal Buergin
Name: Pascal Buergin
Title: Legal Counsel

[Signature Page to Termination and Waiver Agreement]